                                                                    EXHIBIT 10.2

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                               SECURITY AGREEMENT

                                       BY

                     COMMUNICATIONS & POWER INDUSTRIES INC.,
                                   AS PLEDGOR

                                       AND

                           THE GUARANTORS PARTY HERETO

                                       AND

                            UBS AG, STAMFORD BRANCH,
                               AS COLLATERAL AGENT

                             ----------------------

                          DATED AS OF JANUARY 23, 2004

================================================================================

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                                TABLE OF CONTENTS

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PREAMBLE...............................................................................     1

RECITALS...............................................................................     1

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions..............................................................     2
Section 1.02. Interpretation...........................................................     7
Section 1.03. Perfection Certificate...................................................     7

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

Section 2.01. Pledge...................................................................     7
Section 2.02. Secured Obligations......................................................     9
Section 2.03. Security Interest........................................................     9

                                   ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                      USE OF SECURITY AGREEMENT COLLATERAL

Section 3.01. Delivery of Certificated Securities Collateral...........................    10
Section 3.02. Perfection of Uncertificated Securities Collateral.......................    10
Section 3.03. Financing Statements and Other Filings...................................    10
Section 3.04. Other Actions............................................................    11
Section 3.05. Motor Vehicles...........................................................    16
Section 3.06. Supplements; Further Assurances..........................................    16

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01. Title....................................................................    17
Section 4.02. Perfected First Priority Liens...........................................    17
Section 4.03. Limitation on Liens......................................................    18
Section 4.04. Other Financing Statements...............................................    18
Section 4.05. Chief Executive Office; Change of Name; Jurisdiction of Organization.....    18
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                                      -i-
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Section 4.06. Certain Provisions Concerning Securities Collateral......................    19
Section 4.07. Certain Provisions Concerning Intellectual Property......................    21
Section 4.08. Inspection and Verification..............................................    23
Section 4.09. Payment of Taxes; Compliance with Laws; Contesting Liens; Claims.........    23
Section 4.10. Transfers and Other Liens................................................    23
Section 4.11. Insurance................................................................    23
Section 4.12. PPSA Acknowledgements....................................................    24

                                    ARTICLE V

                                    REMEDIES

Section 5.01. Remedies.................................................................    24
Section 5.02. Notice of Sale...........................................................    26
Section 5.03. Waiver of Notice and Claims..............................................    27
Section 5.04. Certain Sales of Security Agreement Collateral...........................    27
Section 5.05. No Waiver; Cumulative Remedies...........................................    28
Section 5.06. Certain Additional Actions Regarding Intellectual Property...............    28

                                   ARTICLE VI

                                 MISCELLANEOUS

Section 6.01. Concerning Collateral Agent..............................................    28
Section 6.02. Collateral Agent May Perform; Collateral Agent Appointed
              Attorney-in-Fact.........................................................    30
Section 6.03. Expenses.................................................................    30
Section 6.04. Continuing Security Interest; Assignment.................................    31
Section 6.05. Termination; Release.....................................................    31
Section 6.06. Modification in Writing..................................................    31
Section 6.07. Notices..................................................................    32
Section 6.08. Governing Law; Jurisdiction; Consent to Service of Process...............    32
Section 6.09. WAIVER OF JURY TRIAL.....................................................    33
Section 6.10. Severability of Provisions...............................................    33
Section 6.11. Execution in Counterparts................................................    33
Section 6.12. Business Days............................................................    33
Section 6.13. No Claims Against Collateral Agent.......................................    33
Section 6.14. No Release...............................................................    34
Section 6.15. Obligations Absolute.....................................................    34
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                                      -ii-

SIGNATURES

EXHIBIT 1         Form of Issuer Acknowledgment
EXHIBIT 2         Form of Copyright Security Agreement
EXHIBIT 3         Form of Patent Security Agreement
EXHIBIT 4         Form of Trademark Security Agreement
EXHIBIT 5         Form of Bailee Letter

                               SECURITY AGREEMENT

                  SECURITY AGREEMENT (the "AGREEMENT"), dated as of January 23, 2004, made by COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation having an office at 811 Hansen Way, Palo Alto, California, 94303, (the "BORROWER"), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "GUARANTORS"), as pledgors, collateral assignors and debtors (Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the "PLEDGORS," and each, a "PLEDGOR"), in favor of UBS AG, STAMFORD BRANCH, having an office at 677 Washington Boulevard, Stamford, Connecticut 06901, in its capacity as Collateral Agent for the lending institutions (the "LENDERS") from time to time party to the Credit Agreement (as hereinafter defined), as pledgee, collateral assignee and secured party (in such capacities and together with any successors in such capacities, the "COLLATERAL AGENT").

                                    RECITALS

                  WHEREAS, pursuant to that certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; all terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement), among Borrower, the Guarantors, the Lenders, UBS Securities LLC and Bear Stearns & Co., Inc., as Joint Lead Arrangers and bookrunners, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, Wachovia Bank National Association, as Documentation Agent and Wachovia Capital Markets, LLC as Co-Arranger the Lenders have agreed to make to or for the account of Borrower certain Loans and to issue certain Letters of Credit for the account of Borrower.

                  WHEREAS, it is contemplated that one or more of the Pledgors may enter into one or more Hedging Agreements in respect of the Loans with one or more persons.

                  WHEREAS, each Guarantor has, pursuant to the Credit Agreement, among other things, guaranteed (the "GUARANTEE") the obligations of Borrower under the Credit Agreement and the other Loan Documents.

                  WHEREAS, each Guarantor will receive substantial benefits from the execution, delivery and performance of the Loan Documents and each is, therefore, willing to enter into this Agreement.

                  WHEREAS, each Pledgor is or will be the legal and/or beneficial owner of the rights in the Collateral to be pledged by it hereunder.

                  WHEREAS, it is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to any Lender issuing Letters of Credit under the Credit Agreement or entering into any Hedging Agreement in respect of the Loans that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

                  WHEREAS, this Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Collateral Agent hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.01. Definitions.

                  (a) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  (b) The following capitalized terms used herein that are defined in the UCC have the meanings assigned to the uncapitalized definitions thereof in the UCC:

                  "ACCOUNT"; "BANK"; "CERTIFICATES OF TITLE"; "CHATTEL PAPER"; "COMMERCIAL TORT CLAIMS"; "COMMODITY ACCOUNT"; "COMMODITY CONTRACT"; "COMMODITY INTERMEDIARY"; "DOCUMENTS"; "ELECTRONIC CHATTEL PAPER"; "ENTITLEMENT HOLDER"; "ENTITLEMENT ORDER"; "EQUIPMENT" (provided that Equipment shall include all Fixtures); "FINANCIAL ASSET"; "FIXTURES"; "GENERAL INTANGIBLES"; "GOODS"; "INVENTORY"; "LETTER-OF-CREDIT RIGHTS"; "LETTERS OF CREDIT"; "PROCEEDS"; "SECURITIES ACCOUNT"; "SECURITIES INTERMEDIARY"; and "TANGIBLE CHATTEL PAPER".

                  (c) The following terms shall have the following meanings:

                  "AGREEMENT" shall mean this Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

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                                      -3-

                  "BAILEE LETTER" shall be an agreement in form substantially similar to Exhibit 5 annexed hereto.

                  "BORROWER" shall have the meaning assigned to such term in the Preamble hereto.

                  "CLAIMS" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Security Agreement Collateral.

                  "COLLATERAL ACCOUNT" shall mean a collateral account or sub-account established and maintained by the Collateral Agent (or a Lender that agrees to be an administrative sub-agent for the Collateral Agent) in its name as Collateral Agent for the Secured Parties in accordance with the provisions of
Section 9.01 of the Credit Agreement and all property from time to time on deposit in the Collateral Account including, without limitation, all Cash Equivalents and all certificates and instruments from time to time representing or evidencing such investments.

                  "COLLATERAL AGENT" shall have the meaning assigned to such term in the Preamble hereto.

                  "CONTROL AGREEMENT" shall mean an agreement in form and substance reasonably acceptable to Collateral Agent sufficient to establish control, in favor of the Collateral Agent for the benefit of the Secured Parties, over any applicable Investment Property (including, without limitation any Securities Account or Commodity Account) or Deposit Account.

                  "COPYRIGHTS" shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law and whether established or registered in the United States or any other country) now owned or hereafter created or acquired by or assigned to such Pledgor, whether published or unpublished, and all copyright registrations and applications made by such Pledgor, including, without limitation, the copyrights, registrations and applications listed in Schedule 13(b) of the Perfection Certificate, together with any and all (a) rights and privileges arising under applicable law with respect to such Pledgor's use of any copyrights, (b) reissues, renewals, continuations and extensions thereof, (c) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) rights corresponding thereto throughout the world and
(e) rights to sue for past, present or future infringements thereof.

                  "COPYRIGHT SECURITY AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 2.

                  "CREDIT AGREEMENT" shall have the meaning assigned to such term in the Recitals hereto.

                  "CREDIT AGREEMENT L/CS" shall mean "Letter of Credit" as such term is defined in the Credit Agreement

                  "DEPOSIT ACCOUNT" shall mean, collectively, with respect to each Pledgor, (a) all "deposit accounts" as such term is defined in the UCC and in any event shall include, without limitation, the LC Sub-Account and the Collateral Account and all accounts and sub-accounts relating to any of the foregoing accounts and (b) all cash, funds, checks, notes and any instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (a) of this definition.

                  "DISTRIBUTIONS" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Equity Interests, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Equity Interests or Pledged Notes.

                  "GUARANTEE" shall have the meaning assigned to such term in the Recitals hereto.

                  "GUARANTORS" shall have the meaning assigned to such term in the Preamble hereto, but shall not include any Foreign Subsidiaries.

                  "INSTRUMENTS" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in Article 9, rather than
Article 3, of the UCC to the extent such instruments evidence any amounts payable under or in connection with any item of Security Agreement Collateral or Mortgaged Real Property or such instruments constitute Proceeds of any item of Security Agreement Collateral or Mortgaged Real Property, and in any event shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances.

                  "INTELLECTUAL PROPERTY" shall mean, collectively, with respect to each Pledgor, (a) all Patents, (b) all Trademarks, (c) all Copyrights, (d) all Licenses and (e) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person or entity, pricing and cost information and business and marketing plans and proposals.

                  "ISSUERS" shall mean the collective reference to each issuer of any Pledged Equity Interests.

                  "INVESTMENT PROPERTY" shall mean, collectively, with respect to each Pledgor, all "investment property" as such term is defined in Article 9 of the UCC, provided that investment property shall not include any Equity Interests held by the Borrower for the benefit of the relevant beneficial owners of any non-qualified deferred compensation account.

                  "JOINDER AGREEMENT" shall mean the form of joinder agreement attached to the Credit Agreement as Exhibit F.

                  "LENDERS" shall have the meaning assigned to such term in the Preamble hereto.

                  "LICENSES" shall mean, collectively, with respect to each Pledgor, all license and distribution agreements and covenants not to sue with any other party with respect to any Patent, Trademark or Copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including the license and distribution agreements listed in Schedules 13(a) and 13(b) of the Perfection Certificate, together with any and all (a) renewals, extensions, supplements and continuations thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (c) rights to sue for past, present and future infringements or violations thereof and (d) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.

                  "OPERATIVE AGREEMENT" shall mean (a) in the case of any limited liability company or partnership or other non-corporate entity, any membership or partnership agreement or other organizational agreement or document thereof and (b) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.

                  "PATENT SECURITY AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

                  "PATENTS" shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country), including, without limitation, the patents, patent applications, registrations and recordings listed in Schedule 13(a) of the Perfection Certificate, together with any and all (a) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (b) inventions and improvements described and claimed therein, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (d) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (e) rights corresponding thereto throughout the world and (f) rights to sue for past, present or future infringements thereof.

                  "PLEDGED EQUITY INTERESTS" shall mean with respect to each Pledgor, (a) the issued and outstanding Equity Interests of each Issuer listed on Schedule 10 of the Perfection Certificate and (b) all Distributions (other than cash Distributions) from time to time received, receivable or otherwise distributed to such Pledgor in respect or in exchange for any or all of the Pledged Equity Interests; provided, however, that such Pledged Equity Interests shall not include shares representing more than 65% of the voting power of all classes of Equity Interests entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and, in any event, such pledgor shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

                  "PLEDGED NOTES" shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 to the Perfection Certificate (and each other intercompany note hereafter acquired by such Pledgor) and all amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

                  "PLEDGOR" shall have the meaning assigned to such term in the Preamble hereto.

                  "PPSA" shall mean the Personal Property Security Act (Ontario) as amended from time to time.

                  "SECURED OBLIGATIONS" shall mean all Obligations whether (a) such Obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise, (b) discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Credit Party or any other person and/or (c) now existing or hereafter arising.

                  "SECURITIES COLLATERAL" shall mean, collectively, the Pledged Equity Interests, the Pledged Notes and the Distributions.

                  "SECURITY AGREEMENT COLLATERAL" shall have the meaning assigned to such term in Section 2.01 hereof.

                  "TRADEMARK SECURITY AGREEMENT" shall mean an agreement substantially in the form annexed hereto as Exhibit 4.

                  "TRADEMARKS" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country) including, without limitation, the registrations and applications listed in Schedule 13(a) of the Perfection Certificate, together with any and all (a) rights and privileges arising under applicable law with respect to such Pledgor's use of any trademarks, (b) reissues, continuations, extensions and renewals thereof,
(c) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof,
(d) rights corresponding thereto throughout the world, (e) rights to sue for past, present and future infringements thereof and (f) all goodwill of such Pledgor's business symbolized thereby.

                  "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Security Agreement Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall also mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  SECTION 1.02. INTERPRETATION. The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

                  SECTION 1.03. PERFECTION CERTIFICATE. The Collateral Agent and each Credit Party agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

                  SECTION 2.01. PLEDGE. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges, collaterally assigns and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and to and pledge of all of, subject only to Permitted Liens, the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Security Agreement Collateral"):

                  (a)      Accounts;

                  (b)      Chattel Paper;

                  (c)      Commercial Tort Claims;

                  (d)      Deposit Accounts;

                  (e)      Distributions;

                  (f)      Documents;

                  (g)      Equipment;

                  (h)      General Intangibles;

                  (i)      Goods;

                  (j)      Instruments;

                  (k)      Intellectual Property;

                  (l)      Inventory;

                  (m)      Investment Property and Financial Assets;

                  (n)      Letters of Credit and Letter-of-Credit Rights;

                  (o)      Pledged Equity Interests;

                  (p)      Pledged Notes;

                  (q) all books and records relating to the Security Agreement Collateral;

                  (r) to the extent not covered by clauses (a) through (q) of this sentence, all other personal property and any and all Proceeds of any and all of the foregoing;

provided, however, that (i) any agreement to which any Pledgor is a party shall be excluded from the security interest granted by such Pledgor pursuant to this
Section 2.01 to the extent that the collateral assignment thereof or the creation of a security interest therein would constitute a breach of the terms of such agreement, or would permit any party to such agreement to terminate such agreement, in each case as entered into by the applicable Pledgor, (ii) any of the agreements excluded in accordance with the foregoing clause (i) shall cease to be so excluded if, at such time, (A) the prohibition of collateral assignment or creation of a security interest in such agreement is no longer in effect, or is rendered ineffective as a matter of law, or (B) the applicable Pledgor has obtained all of the consents of the other parties to such agreement necessary for the collateral assignment of, or creation of a security interest in, such agreement and (iii) in no event shall clause (i) of this proviso be applicable to the Acquisition Documents.

                  Notwithstanding the foregoing provisions of this Section 2.01, the Security Agreement Collateral shall not include any property or asset hereafter acquired by Pledgor which is subject to a Lien permitted to be incurred pursuant to Section 6.02(g) of the Credit Agreement solely to the extent that the documents evidencing such Lien prohibit the grant of a security interest on or Lien on such property or asset; provided, however, that at such time as such property or asset is no longer subject to such Lien or such prohibition, such property or asset shall (without any act or delivery by any person) constitute Security Agreement Collateral hereunder.

                  SECTION 2.02. SECURED OBLIGATIONS. This Agreement secures, and the Security Agreement Collateral is collateral security for, the payment in full when due of the Secured Obligations.

                  SECTION 2.03. SECURITY INTEREST. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by
Article 9 of the UCC of each applicable jurisdiction, or the PPSA, as applicable, for the filing of any financing statement or amendment, including, without limitation, (i) whether the Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor,
(ii) in the case of any financing statements, a description of the Security Agreement Collateral as "all assets which the Pledgor now owns or hereinafter acquires rights," and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Security Agreement Collateral relates. The Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

                  (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in Ontario and in any relevant jurisdiction in the United States any initial financing statements, financing change statements or amendments thereto if filed prior to the date hereof.

                  (c) The Collateral Agent is further authorized to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country, provided that no such filing in any other country may be made unless the value of the Intellectual Property of all Pledgors in such country is materially greater than the cost of such filings) including, without limitation, this Agreement, the Copyright Security Agreement, the Patent Security and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Pledgor hereunder, without the signature of any Pledgor if permitted by law, and naming any Pledgor or the Pledgors, as debtors, and the Collateral Agent for the benefit of the Secured Parties, as secured party.

                                  ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                      USE OF SECURITY AGREEMENT COLLATERAL

                  SECTION 3.01. DELIVERY OF CERTIFICATED SECURITIES COLLATERAL. All certificates, agreements or instruments representing or evidencing the Securities Collateral, to the extent not previously delivered to the Collateral Agent, shall promptly upon receipt thereof by any Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. The Collateral Agent shall provide prompt notice to the Pledgor of any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

                  SECTION 3.02. PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL. If any of the Pledged Equity Interests are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall take such action, as the Collateral Agent may request, to ensure the validity and perfection of such pledge to the reasonable satisfaction of the Collateral Agent (including, if requested by the Collateral Agent, causing the applicable Issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Equity Interests substantially in the form of Exhibit 1 annexed hereto).

                  SECTION 3.03. FINANCING STATEMENTS AND OTHER FILINGS. The only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by each Pledgor to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement in respect of the Security Agreement Collateral to the extent a security interest can be perfected by filing under the UCC, the PPSA or with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) are listed in Schedule 6 of the Perfection Certificate. Each Pledgor agrees that at any time and from time to time, at the sole cost and expense of the Pledgors, it will execute and file and refile, or permit the Collateral Agent to file and refile, such financing statements, financing change statements, continuation statements and other documents (including, without limitation, this Agreement), in form reasonably acceptable to the Collateral Agent, in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law in order to perfect, continue and maintain a valid, enforceable, first priority security interest in the Security Agreement Collateral as provided herein to the extent a security interest can be perfected by filing under the UCC (or any foreign equivalent, including, without limitation, the PPSA) or with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to any Security Agreement Collateral. Each Pledgor hereby authorizes the Collateral Agent to file any such financing, financing change or continuation statement or other document without the signature of such Pledgor where permitted by law.

                  SECTION 3.04. OTHER ACTIONS. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Security Agreement Collateral, each Pledgor represents as follows and agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Security Agreement Collateral:

                  (a) INSTRUMENTS AND TANGIBLE CHATTEL PAPER. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $600,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

                  (b) DEPOSIT ACCOUNTS. For each Deposit Account that any Pledgor at any time opens or maintains, such Pledgor shall promptly notify the Collateral Agent thereof and either (A) pursuant to a Control Agreement cause the applicable depository Bank to agree to comply at any time with instructions from the Collateral Agent to such Bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Pledgor or any other person, or (B) arrange for the Collateral Agent to become the customer of the applicable depository Bank with respect to the Deposit Account, with the Pledgor being permitted, only with the consent of the Col-lateral Agent, to exercise rights to withdraw funds from such Deposit Account pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent. As of the date hereof, such Pledgor maintains no Deposit Accounts other than (A) those set forth in
         Schedule 15 to the Perfection Certificate or (B) those for which the applicable Pledgor has provided notice thereof to Collateral Agent pursuant to the preceding sentence. Each such Deposit Account is subject to a Control Agreement which is in full force and effect. The Collateral Agent agrees with each Pledgor that (x) the Collateral Agent shall not give any such instructions directing the disposition of funds, issue a notice of sole control or any similar instructions or withhold any withdrawal rights from any Pledgor, unless an Event of Default has occurred and is continuing or after giving effect to any withdrawal that would occur and (y) the Collateral Agent shall promptly deliver notice to the applicable depository Bank rescinding any notice of sole control or any similar instructions at such time as an Event of Default is no longer continuing. The provisions of this Section 3.04(b) shall not apply to the Collateral Account or to any other Deposit Accounts for which the Collateral Agent is the depository or as set forth in clause (ii) below. The Collateral Agent shall deliver a copy of any notice of sole control or similar instructions to the applicable Pledgor simultaneously with the delivery of such notice to the applicable depository Bank; provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action.

                  (ii) Each Pledgor uses foreign Deposit Accounts for substantially the purposes disclosed, as of the date hereof, to the Collateral Agent or as otherwise agreed with the Collateral Agent. With respect to such foreign Deposit Accounts, the Pledgors shall not be subject to the provisions of Section 3.04(b)(i) hereof. In addition, the provisions of Section 3.04(b)(i) shall not apply to (A) Borrower's Deposit Account at Beverly National Bank listed on Schedule 15 to the Perfection Certificate to the extent that the total funds held in such account is less than $100,000 at any time (B) any Deposit Account governed by an agreement which requires such account to sustain a zero balance at the end of each day and (C) any Deposit Account which does not hold any property of any Pledgor.

                  (C) INVESTMENT PROPERTY. (i) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, such Pledgor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall immediately notify the Collateral Agent thereof and such Pledgor shall either (A) pursuant to a Control Agreement cause the issuer to agree to comply with instructions from the Collateral

         Agent as to such securities, without further consent of any Pledgor, such nominee or any other person, or (B) arrange for the Collateral Agent to become the registered owner of the securities. If any securities constituting Investment Property, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a Securities Intermediary or Commodity Intermediary, such Pledgor shall promptly notify the Collateral Agent thereof and, either (A) pursuant to a Control Agreement cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders or other instructions from the Collateral Agent to such Securities Intermediary as to such securities or other Investment Property, or to apply any value distributed on account of any Commodity Contract as directed by the Collateral Agent to such Commodity Intermediary, as the case may be, in each case without further consent of any Pledgor, such nominee or any other person, or (B) in the case of Financial Assets constituting Investment Property or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Pledgor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property pursuant to an agreement in form and substance satisfactory to the Collateral Agent. As of the date hereof, such Pledgor maintains no Securities Accounts or Commodity Accounts with any Securities Intermediary or Commodity Intermediary other than (i) as set forth in Schedule 15 to the Perfection Certificate or (ii) those for which the applicable Pledgor has provided notice thereof to Collateral Agent pursuant to the preceding sentence. Each such Securities Account or Commodities Account is subject to a Control Agreement which is in full force and effect. The Collateral Agent agrees with each of the Pledgors that (x) the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, shall not issue a notice of sole control or any similar instructions and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur and (y) the Collateral Agent shall promptly deliver notice to the applicable Securities Intermediary or Commodities Intermediary rescinding any notice of sole control or any similar instructions at such time as an Event of Default is no longer continuing. The provisions of this Section 3.04(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. The Collateral Agent shall deliver a copy of any notice of sole control or any similar instructions to the applicable Pledgor simultaneously with the delivery of such notice to the applicable Securities Intermediary or Commodity Intermediary; provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action. Notwithstanding the foregoing, the provisions set forth in this Section 3.04(c)(i), shall not apply to any Investment Property (x) held by any Pledgor for less than two days solely in connection with short-term repurchase agreements and (y) held by any Pledgor for less than ninety one days solely in connection with short-term repurchase agreements, provided that the aggregate value of such Investment Property described in this clause (y) is less then $2,500,000 in the aggregate for all Pledgors.

                  (ii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property, Pledged Notes and Pledged Equity Interests, and the risk of loss of, damage to, or the destruction of the Investment Property, Pledged Notes, and Pledged Equity Interests whether in the possession of, or maintained as a security entitlement by, or subject to the control of, the Collateral Agent (unless due to the gross negligence or willful misconduct of the Collateral Agent), a Securities Intermediary, Commodities Intermediary, the Pledgor or any other person; provided, however, that nothing contained in this Section 3.04(c) shall release or relieve any Securities Intermediary or Commodities Intermediary, of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable law. Each Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property pledged by it or this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.04(c) in accordance with
         Section 6.03 hereof.

                  (d) ELECTRONIC CHATTEL PAPER AND TRANSFERABLE RECORDS. If any amount payable under or in connection with any of the Security Agreement Collateral shall be evidenced by any Electronic Chattel Paper or any "transferable record," as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in this sentence exceeds $600,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

                  (e) LETTER-OF-CREDIT RIGHTS. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, such Pledgor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Pledgor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall be taken to the extent that (x) the amount under such Letter of Credit, together with all amounts under Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, exceeds $5,000,000 in the aggregate for all Pledgors or (y) the amount under such Letter of Credit exceeds $2,000,000. The provisions of this Section 3.04(e) shall not apply to Letters of Credit issued in favor of any Pledgor in connection with sales of goods to foreign jurisdictions in the ordinary course of such Pledgor's business.

                  (f) COMMERCIAL TORT CLAIMS. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim pursuant to which such Pledgor reasonably expects to recover more than $300,000 relating to any of the Security Agreement Collateral, the Pledgor shall promptly notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

                  (g) BAILEE LETTERS. Each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth on Schedule 2(e) to the Perfection Certificate a Bailee Letter, and use commercially reasonable efforts to obtain a Bailee Letter from all such bailees who from time to time have possession of the Pledged Collateral in the ordinary course of such Pledgor's business and if reasonably requested by the Collateral Agent. A Bailee Letter shall not be required if the value of the Pledged Collateral held by such bailee is less than $70,000, provided that the aggregate value of the Pledged Collateral held by all bailees who have not delivered a Bailee Letter is less than $500,000 in the aggregate. Notwithstanding the foregoing, the provisions set forth in this Section 3.04(g) with respect to Bailee Letters, shall not apply to consignment Inventory held by customers of any Pledgor on a trial or sample basis in the ordinary course of such Pledgor's business.

                  SECTION 3.05. MOTOR VEHICLES. Upon the request of the Collateral Agent, each Pledgor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles owned by it with the Collateral Agent listed as lienholder therein, provided that the book value of such motor vehicles is at least $600,000 greater than the book value of such motor vehicles owned by all of the Pledgors as of the date hereof.

                  SECTION 3.06. SUPPLEMENTS; FURTHER ASSURANCES. (a) The Pledgors shall cause each person which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent a Joinder Agreement and, upon such execution and delivery, such person shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such joinder agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

                  (b) Each Pledgor shall, upon obtaining any Pledged Equity Interests or Pledged Notes of any person, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a Perfection Certificate Supplement, and the certificates and other documents required under this Article III in respect of the additional Pledged Equity Interests, Pledged Notes or other possessory Security Agreement Collateral which is to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Equity Interests or Pledged Notes.

                  (c) Each Pledgor agrees to take such further actions, and to execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Security Agreement Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Security Agreement Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Security Agreement Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, financing change statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. If a Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Security Agreement Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Each Pledgor represents, warrants and covenants as follows:

                  SECTION 4.01. TITLE. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns the rights in each item of Collateral pledged by it hereunder free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Credit Agreement.

                  SECTION 4.02. PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings specified on Schedule 6 of the Perfection Certificate (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed form) and completion of the actions described in Article III hereof will constitute valid perfected security interests in all of the Security Agreement Collateral located either in the United States or Ontario to the extent a security interest can be perfected by filing under the UCC, the PPSA or with the United States Patent and Trademark Office or United States Copyright Office or by possession in favor of the Collateral Agent as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any persons purporting to purchase any Collateral from such Pledgor subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and covenants of good faith and fair dealing, and (b) are prior to all other Liens on the Security Agreement Collateral in existence on the date hereof except for Permitted Liens which are permitted to be senior to the security interests granted pursuant to this Agreement by the Credit Agreement.

                  SECTION 4.03. LIMITATION ON LIENS. Such Pledgor is as of the date hereof, and, as to Security Agreement Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the sole direct and beneficial owner of all rights in the Security Agreement Collateral pledged by it hereunder free from any Lien or other right, title or interest of any person other than Permitted Liens. Such Pledgor shall, at its own cost and expense, defend title to the Security Agreement Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time improperly claiming (except to the extent related to a Permitted Lien) any interest therein adverse to the Collateral Agent or any other Secured Party.

                  SECTION 4.04. OTHER FINANCING STATEMENTS. There is no (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Security Agreement Collateral other than financing statements relating to Permitted Liens. So long as any of the Secured Obligations remain unpaid, or the Commitments of the Lenders to make any Loan or to issue any Letter of Credit shall not have expired or been sooner terminated, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Security Agreement Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of Permitted Liens.

                  SECTION 4.05. CHIEF EXECUTIVE OFFICE; CHANGE OF NAME; JURISDICTION OF ORGANIZATION. (a) The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number and chief executive office of such Pledgor is indicated next to its name in Schedule 1(a) of the Perfection Certificate. Such Pledgor shall not (a) change its corporate name, (b) establish any other location where Security Agreement Collateral is maintained, (c) change its identity or type of organization or corporate structure, (d) change its Federal Taxpayer Identification Number or organizational identification number (including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) it shall have given the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (B) with respect to such change, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Security Agreement Collateral intended to be granted hereby, including, without limitation, using commercially reasonable efforts to obtain access agreements or waivers of landlord's or warehousemen's liens with respect to such new location, if applicable.

Each Pledgor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

                  (b) Each Pledgor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Security Agreement Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Pledgor is engaged, but in any event to include complete accounting records as required by the Credit Agreement, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing in summary form the type, amount and location of any and all Security Agreement Collateral.

                  SECTION 4.06. CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL. (a) Each Pledgor has delivered to the Collateral Agent true, correct and complete copies of its Operative Agreements and the Operative Agreements of any Issuer in which such Pledgor owns an equity interest, except that the Operative Agreements for Communications & Power Industries Italia S.r.L., Communications & Power Industries Australia Pty Limited and Communications & Power Industries Europe Limited shall be delivered to the Collateral Agent within 45 days of the date hereof. All such Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified except as permitted by the Credit Agreement. Each Pledgor shall deliver to the Collateral Agent a copy of any notice of default given or received by it under any such Operative Agreement within ten days after such Pledgor gives or receives such notice.

                  (b) Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Equity Interests pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, except where such default or non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the applicable Operative Agreements and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Equity Interests of such Pledgor.

                  (c) So long as no Event of Default shall have occurred and be continuing and the Pledgors shall not have received written notice from the Collateral Agent stating its intention to exercise its rights under Section 4.06(d):

                  (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any pur-pose not inconsistent with the terms or purposes hereof or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which may have an adverse effect on the value of the Security Agreement Collateral or the Lien and security interest intended to be granted to the Collateral Agent hereunder.

                  (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Security Agreement Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly delivered to the Collateral Agent as Security Agreement Collateral in the same form as so received (with any necessary endorsement).

                  (iii) The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 4.06(c)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 4.06(c)(ii) hereof.

                  (d) Upon the occurrence and during the continuance of any Event of Default and receipt by the Pledgors of written notice from the Collateral Agent stating its intention to exercise its rights under this
Section:

                  (i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 4.06(c)(i) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.06(c)(ii) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Security Agreement Collateral such Distributions.

                  (e) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 4.06(d)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 4.06(d)(ii) hereof.

                  (f) All Distributions which are received by any Pledgor contrary to the provisions of Section 4.06(d)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall promptly be paid over to the Collateral Agent as Security Agreement Collateral in the same form as so received (with any necessary endorsement).

                  SECTION 4.07. CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY. (a) Each Pledgor agrees that it will use commercially reasonable efforts to not, nor will it knowingly permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is in Borrower's reasonable judgment material to the conduct of the business of the Pledgors, taken as a whole, may become prematurely invalidated or dedicated to the public, and agrees that it shall continue to mark any material products, taken as a whole, covered by an issued Patent as required under applicable patent laws unless in the Borrower's reasonable judgment a failure to so mark such material products would not be material to the would not be material to the conduct of the Pledgor's business taken as a whole.

                  (b) Each Pledgor will use its commercially reasonable efforts to, for each Trademark that is in Borrower's reasonable judgment material to the conduct of the business of the Pledgors, taken as a whole, and for which such Pledgor then intends to continue the use in its business (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark sufficient to preclude an adjudication of abandonment, (iii) display such Trademark with notice of Federal or foreign registration to the extent required under applicable law and (iv) not knowingly use or knowingly permit its licensee's use of such Trademark in violation of any third party rights.

                  (c) Each Pledgor will use its commercially reasonable efforts, for each work covered by a material Copyright that is in Borrower's reasonable judgment material to the conduct of the business of the Pledgors, taken as a whole, to use, distribute and/or display the work with appropriate copyright notice as required under applicable copyright laws.

                  (d) Each Pledgor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of the business of the Pledgors, taken as a whole, may have become abandoned, cancelled, lost or dedicated to the public, or of any determination or development which would have a material adverse effect on the business of the Pledgors, taken as a whole, regarding such Pledgor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                  (e) Each Pledgor will exercise its reasonable business judgment in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, Canada or in any other country to the extent reasonably required by the Collateral Agent, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Pledgors, taken as a whole, including when applicable or necessary in such Pledgor's reasonable business judgment timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if in Borrower's reasonable judgment consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

                  (f) In the event that any Pledgor has reason to believe that any Security Agreement Collateral consisting of Intellectual Property material to the conduct of any Pledgor's business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor promptly shall notify the Collateral Agent and shall, if in Borrower's reasonable judgment consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages and/or injunctive relief for such infringement, misappropriation or dilution, and take such other actions in Borrower's reasonable judgment as are appropriate under the circumstances.

                  (g) Upon and during the continuance of an Event of Default and at the request of the Collateral Agent, each Pledgor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each License to effect the assignment of all of such Pledgor's right, title and interest thereunder to the Security Agreement Collateral Agent or its designee.

                  (h) As of the date hereof, all Intellectual Property owned by each Pledgor and registered with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) in the name of Varian Associates, Inc. is not material to the conduct of the business of the Pledgors, taken as a whole. To the extent that any such Intellectual Property becomes material to the conduct of the business of the Pledgors, taken as a whole, each Pledgor owning such Intellectual Property agrees to cause such Intellectual Property to be registered with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) in the name of such Pledgor and to notify the Collateral Agent of such registration.

                  SECTION 4.08. INSPECTION AND VERIFICATION. Each Pledgor will grant the Collateral Agent or any representative designated by the Collateral Agent the same access and inspection rights as granted to the Administrative Agent by the Companies pursuant to Section 5.07 of the Credit Agreement. For the avoidance of doubt, in respect of Accounts or Security Agreement Collateral in the possession of any third person, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or any designated representative shall have the right to contact such account debtors or third persons in possession of such Security Agreement Collateral for verification purposes; provided that Borrower shall have received prior notice thereof. The Collateral Agent (i) shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party and (ii) shall share any information it gains from such inspection or verification with Borrower, upon written request therefor.

                  SECTION 4.09. PAYMENT OF TAXES; COMPLIANCE WITH LAWS; CONTESTING LIENS; CLAIMS. Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Security Agreement Collateral have been paid and discharged except to the extent such Claims constitute a Permitted Lien or a Lien not yet due and payable. Notwithstanding the foregoing, each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall satisfy the Contested Collateral Lien Conditions. Notwithstanding the foregoing provisions of this Section 4.09, no contest of any such obligation may be pursued by such Pledgor if such contest would expose the Collateral Agent or any other Secured Party to any possible criminal liability.

                  SECTION 4.10. TRANSFERS AND OTHER LIENS. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Security Agreement Collateral pledged by it hereunder except as permitted by the Credit Agreement. No Pledgor shall make or permit to be made an assignment for security, pledge or hypothecation of the Security Agreement Collateral or shall grant any other Lien in respect of the Security Agreement Collateral, except as permitted by Section 6.02 of the Credit Agreement.

                  SECTION 4.11. INSURANCE. Each Pledgor, at its own expense, shall maintain or cause to be maintained, insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.04 of the Credit Agreement. Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor's true and lawful agent (and attorney-in-fact) for the purposes, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Security Agreement Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. The Collateral Agent shall provide prompt notice to the Pledgor of any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Secured Obligations.

                  SECTION 4.12. PPSA ACKNOWLEDGEMENTS. Each Pledgor acknowledges that (a) value has been given, (b) it has rights in the Pledged Equity Interests and (iii) it has not agreed to postpone the time of attachment of the security interests granted hereunder.

                                   ARTICLE V

                                    REMEDIES

                  SECTION 5.01. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Security Agreement Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

                  (a) Personally, or by agents or attorneys, immediately take possession of the Security Agreement Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Security Agreement Collateral is located, remove such Security Agreement Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Security Agreement Collateral and use in connection with such removal and possession (i) any and all services, supplies, aids and other facilities of any Pledgor and (ii) intellectual property, other than Trademarks, of any Pledgor, with no right of sublicense or assignment and solely to the extent permitted by all agreements relating to intellectual property of any Pledgor;

                  (b) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Security Agreement Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Security Agreement Collateral to make any payment re-quired by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts into the Collateral Account;

                  (c) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Security Agreement Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

                  (d) Take possession of the Security Agreement Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (i) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (ii) store and keep any Security Agreement Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (iii) while the Security Agreement Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Security Agreement Collateral as contemplated in this Section 5.01(d) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

                  (e) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Security Agreement Collateral for application to the Secured Obligations as provided in Article IX of the Credit Agreement;

                  (f) Following written notice from the Collateral Agent to the Pledgors in accordance with Section 4.06(d), retain and apply the Distributions to the Secured Obligations as provided in the Credit Agreement;

                  (g) Following written notice from the Collateral Agent to the Pledgors in accordance with Section 4.06(d), exercise any and all rights as beneficial and legal owner of the Security Agreement Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Security Agreement Collateral; and

                  (h) All the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 5.02 hereof, sell, assign or grant a license to use the Security Agreement Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Security Agreement Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Security Agreement Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of any Security Agreement Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Security Agreement Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Security Agreement Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Security Agreement Collateral to more than one offeree.

The Collateral Agent shall provide contemporaneous notice to the Pledgor of any action taken in subsections 5.01(a), (b) (c), (d), (e) and (h); provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action.

                  SECTION 5.02. NOTICE OF SALE. Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, during the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

                  SECTION 5.03. WAIVER OF NOTICE AND CLAIMS. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Security Agreement Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (a) all damages occasioned by such taking of possession, (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article V in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Security Agreement Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Security Agreement Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

                  SECTION 5.04. CERTAIN SALES OF SECURITY AGREEMENT COLLATERAL. Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Security Agreement Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

                  (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

                  SECTION 5.05. NO WAIVER; CUMULATIVE REMEDIES. (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                  (b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Security Agreement Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

                  SECTION 5.06. CERTAIN ADDITIONAL ACTIONS REGARDING INTELLECTUAL PROPERTY. If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, each Pledgor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.01. CONCERNING COLLATERAL AGENT. (a) The Collateral Agent has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limita-tion, the release or substitution of the Security Agreement Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith. The Collateral Agent may resign and a successor Collateral Agent may be appointed (or the Lenders shall assume the responsibilities of the Collateral Agent) in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

                  (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Security Agreement Collateral in its possession if such Security Agreement Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any person with respect to any Security Agreement Collateral.

                  (c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

                  (d) With respect to any of its rights and obligations as a Lender, the Collateral Agent shall have and may exercise the same rights and powers hereunder. The term "Lenders," "Lender" or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity as a Lender. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with such Pledgor or any Affiliate of such Pledgor to the same extent as if the Collateral Agent were not acting as collateral agent.

                  (e) If any item of Security Agreement Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions of this Agreement shall control, unless such other document explicitly provides that the terms of such document shall control.

                  SECTION 6.02. COLLATERAL AGENT MAY PERFORM; COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. If an Event of Default shall have occurred and be continuing, the Collateral Agent may (but shall not be obligated to) remedy or cause to be remedied any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provision of Section 6.02 of the Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 6.03 hereof. Neither the provisions of this Section 6.02 nor any action taken by Collateral Agent pursuant to the provisions of this Section 6.02 shall prevent any such failure by any Pledgor to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time during the continuance of an Event of Default in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. Except where prior notice is expressly required by the terms of this Agreement, the Collateral Agent shall provide prompt notice to the Pledgor following any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  SECTION 6.03. EXPENSES. Each Pledgor will promptly pay to the Collateral Agent the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (a) any action, suit or other proceeding affecting the Security Agreement Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Security Agreement Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Security Agreement Collateral with any requirements of any Governmental Authority or law), (b) the collection of the Secured Obligations, (c) the enforcement and administration hereof, (d) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Security Agreement Collateral, (e) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (f) the failure by any Pledgor to perform or ob-serve any of the provisions hereof. All amounts expended by the Collateral Agent and payable by any Pledgor under this Section 6.03 shall be due upon demand therefor (together with interest thereon accruing at the default rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section 6.03 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

                  SECTION 6.04. CONTINUING SECURITY INTEREST; ASSIGNMENT. This Agreement shall create a continuing security interest in the Security Agreement Collateral and shall (a) be binding upon the Pledgors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns. No other persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and any Hedging Agreement.

                  SECTION 6.05. TERMINATION; RELEASE. The Security Agreement Collateral shall be released from the Lien of this Agreement in accordance with
Section 6.04 of the Credit Agreement. Upon termination hereof or any release of Security Agreement Collateral in accordance with Section 6.04 of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that Collateral Agent has not encumbered the released assets, such of the Security Agreement Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Security Agreement Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Security Agreement Collateral, as the case may be.

                  SECTION 6.06. MODIFICATION IN WRITING. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

                  SECTION 6.07. NOTICES. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
Section 6.07. Failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices or other communications.

                  SECTION 6.08. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor or its properties in the courts of any jurisdiction.

                  (c) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 6.10. SEVERABILITY OF PROVISIONS. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 6.11. EXECUTION IN COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                  SECTION 6.12. BUSINESS DAYS. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                  SECTION 6.13. NO CLAIMS AGAINST COLLATERAL AGENT. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Security Agreement Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                  SECTION 6.14. NO RELEASE. Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor's part to be performed or observed under or in respect of any of the Security Agreement Collateral or from any liability to any person under or in respect of any of the Security Agreement Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of the Pledgor relating thereto or for any breach of any Hedging Agreement, any representation or warranty on the part of the Pledgor contained in this Agreement, the Credit Agreement or the other Security Documents, or under or in respect of the Security Agreement Collateral or made in connection herewith or therewith. The obligations of the Pledgor contained in this Section 6.14 shall survive the termination hereof and the discharge of the Pledgor's other obligations under this Agreement, the Credit Agreement, any Hedging Agreement and the other Security Documents.

                  SECTION 6.15. OBLIGATIONS ABSOLUTE. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

                  (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor or any other Credit Party;

                  (b) any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any Hedging Agreement or any other agreement or instrument relating thereto;

                  (d) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any other Loan Document or any Hedging Agreement except as specifically set forth in a waiver granted pursuant to the provisions of Section 6.06 hereof; or

                  (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

                                [Signature Pages Follow]

                  IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                              COMMUNICATIONS & POWER INDUSTRIES,
                                                INC., as Pledgor

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              COMMUNICATIONS & POWER INDUSTRIES
                                                HOLDING CORPORATION., as Pledgor

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              CPI ACQUISITION CORP., as Pledgor

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              CPI SUBSIDIARY HOLDINGS INC.,
                                                as Pledgor

                                              By: ______________________________
                                                  Name:
                                                  Title

                               Security Agreement

                                              COMMUNICATIONS & POWER INDUSTRIES
                                                INTERNATIONAL INC., as Pledgor

                                              By: ______________________________
                                                  Name:
                                                  Title

                                              COMMUNICATIONS & POWER INDUSTRIES
                                                ASIA INC., as Pledgor

                                              By: ______________________________
                                                  Name:
                                                  Title
                               Security Agreement

                                              UBS AG, STAMFORD BRANCH,
                                                as Collateral Agent

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              By: ______________________________
                                                  Name:
                                                  Title:

                               Security Agreement

                                                                       EXHIBIT 1

                         [FORM OF ISSUER ACKNOWLEDGMENT]

                  The undersigned hereby (a) acknowledges receipt of a copy of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of January 23, 2004, among COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation (the "BORROWER"), the Guarantors party thereto, and UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the "COLLATERAL AGENT"), (b) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (c) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (d) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (e) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

                                              [NAME OF ISSUER]

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                    Exh. 1-1

                    Exhibit 2-5 Provided Under Separate Cover

                                     Exh.1-1